                                                                    Exhibit 99.1

                              DELTA AIR LINES, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Unaudited; In Millions, Except Share Data)

                                      Three Months
                                          Ended
                                      September 30,
                                      -------------
                                      1998    1997
    Operating Revenues:
      Passenger                     $3,487  $3,260
      Cargo                            139     143
      Other, net                       176     150
                                    ------  ------
        Total operating revenues     3,802   3,553

    Operating Expenses:
      Salaries and related costs     1,237   1,204
      Aircraft fuel                    339     409
      Passenger commissions            252     266
      Depreciation and amortization    218     198
      Other selling expenses           196     164
      Contracted services              183     172
      Landing fees and other rents     179     169
      Aircraft rent                    145     137
      Aircraft maintenance mat'ls
       and outside repairs             143     124
      Passenger service                133     111
      Other                            225     168
                                    ------  ------
        Total operating expenses     3,250   3,122
                                    ------  ------
    Operating Income                   552     431
                                    ------  ------
    Other Income (Expense):
      Interest expense                 (49)    (50)
      Interest capitalized              10       9
      Interest income                   22      17
      Miscellaneous income, net          3      11
                                    ------  ------
                                       (14)    (13)
                                    ------  ------
    Income Before Income Taxes         538     418

    Income Taxes Provided, Net        (211)   (164)
                                    ------  ------
                                   (Continued)

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

                                        Three Months
                                            Ended
                                        September 30,
                                        -------------
                                        1998     1997


    Net Income                          327     254

    Preferred Stock Dividends            (3)     (3)
                                     ------  ------
    Net Income Available
      To Common Shareowners          $  324  $  251
                                     ------  ------
                                     ------  ------
    Basic Income Per
      Common Share                   $ 4.38  $ 3.41
                                     ------  ------
                                     ------  ------
    Diluted Income Per
     Common Share                    $ 4.16   $3.26
                                     ------  ------
                                     ------  ------
    Operating Margin                  14.5%   12.1%

    Weighted Average Shares Used
     In Per Share Computation:

       Basic   (000)                73,965  73,717

       Diluted (000)                78,356  77,299


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
                                      Three Months
                                          Ended
                                      September 30,
                                      -------------
                                      1998     1997
    STATISTICAL SUMMARY:
    Revenue Psgr Miles (millions)    28,113  26,585
    Available Seat Miles
     (millions)                      36,673  35,683
    Passenger Mile Yield (cents)      12.40   12.26
    Operating Revenue Per
     Available Seat Mile (cents)      10.37    9.96
    Operating Cost Per Available
     Seat Mile (cents)                 8.86    8.75
    Passenger Load Factor
     (percent)                        76.66   74.50
    Breakeven Passenger Load
     Factor (percent)                 64.52   64.66
    Revenue Ton Miles (millions)      3,229   3,073
    Cargo Ton Miles (millions)          418     415
    Cargo Ton Mile Yield (cents)      33.27   34.29
    Fuel Gallons Consumed
     (millions)                         703     682
    Average Price Per Fuel Gallon
     (cents)                          48.21   59.91
    Number of Aircraft in Fleet at
     End of Period                      578     558
    Average Full-Time Equivalent
     Employees                       71,000  65,800


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